Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

-i-

This REGISTRATION RIGHTS AGREEMENT, dated as of March 2, 2017 (this “Agreement”), is by and between CARBO Ceramics Inc., a Delaware corporation, (the “Company”), and Wilks Brothers, LLC.

WHEREAS, the Company and Wilks Brothers, LLC are party to that certain Stockholder Agreement, dated as of the date hereof (the “Stockholder Agreement”); and

WHEREAS, on March 2, 2017, the Company and Wilks Brothers, LLC entered into that certain Warrant Agreement pursuant to which the Company issued to Wilks Brothers, LLC a Warrant entitling Wilks Brothers, LLC to purchase 523,022 shares of Common Stock, subject to adjustment as provided in, and subject to the provisions of the Warrant; and

WHEREAS, resales by a Stockholder of shares of the Common Stock issuable upon exercise of the Warrant may be required to be registered under the Securities Act and applicable state securities law.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Stockholder Agreement.  As used in and for purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person; provided, however, that the Company, any of its subsidiaries, or any of the Company’s other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Stockholder for purposes of this Agreement.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Beneficial Owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement; provided, however, that for purposes of this Agreement, a Person shall be deemed to be the Beneficial Owner of (i) any securities which may be acquired by such Person upon the exercise of any rights (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any condition, the occurrence of any event or any combination of the foregoing) and (ii) any securities which are the subject of any Derivatives Contract (without regard to any short or similar position under the same or any other

Derivatives Contract) to which such Person is a Receiving Party.  The term “Beneficially Own” has a meaning correlative to the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

“Common Stock” means, collectively, the Company’s common stock, par value $0.01 per share.

“Company Stock” has the meaning set forth in Section 2.02(b).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” means a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC).

“Demand Stockholders” has the meaning set forth in Section 2.01(a).

“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the counterparty) that is designed to produce economic benefits and risks to the Receiving Party and/or voting rights that correspond substantially to the ownership by the Receiving Party of a number of securities specified or referenced in such contract, regardless of whether obligations under such contract are required or permitted to be settled through delivery of cash, securities or other property.

“Equity Interests” means the shares of Common Stock or other equity interests, as the case may be, of the Company, and any securities into which such shares of Common Stock or other equity interests shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of Common Stock or other equity interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Excluded Registration” means (i) a registration under the Securities Act of securities registered on Form S-8 or any similar successor form and (ii) a registration under the Securities Act of securities registered to effect the acquisition of or combination with another Person, (iii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders, (iv) a registration incidental to an issuance of debt securities under Rule 144A or (v) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or a dividend reinvestment plan.

“FINRA” means the Financial Industry Regulatory Authority.

“Indemnified Party” has the meaning set forth in Section 2.09(c).

“Indemnified Persons” has the meaning set forth in Section 2.09(a).

“Indemnifying Party” has the meaning set forth in Section 2.09(c).

“Inspectors” has the meaning set forth in Section 2.04(h).

“Losses” has the meaning set forth in Section 2.09(a).

“Material Adverse Effect” has the meaning set forth in Section 2.02(b).

“Participating Holder” has the meaning set forth in Section 2.02(a).

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Prospectus” means the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 2.04(h).

“Registrable Securities” means (i) the shares of Common Stock issued upon exercise of the Warrant that are Beneficially Owned by a Stockholder at any time and (ii) all Equity Interests issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) including, without limitation, by way of share dividend or share split or in connection with a consolidation or other reorganization; provided, however, that any such shares of Common Stock or Equity Interests shall cease to be Registrable Securities if and when (x) they have been effectively registered under the Securities Act and disposed of in accordance with an effective Registration Statement covering them, (y) they are able to be sold pursuant to Rule 144 without regard to volume or manner of sale restrictions, or (z) they shall have ceased to be outstanding (including due to repurchase by the Company or a subsidiary of the Company).

“Registration Statement” means any registration statement of the Company that covers resale of any Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, its Affiliates, its and its Affiliates’ respective directors, officers, employees, partners, members, agents, attorneys, consultants and financial and other advisors, and potential sources of capital (including potential limited partners).

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means a Registration Statement filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC).

“Stockholder” means Wilks Brothers, LLC, a Texas limited company.

“Suspension Period” has the meaning set forth in Section 2.06(a).

“Transfer” means (i) any direct or indirect sale, assignment, disposition or other transfer, either voluntary or involuntary, of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means an offering registered under the Securities Act in which Equity Interests of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

Article II

REGISTRATION RIGHTS

Section 2.01. Demand Registration.

(a) Demand by Stockholders.  After the written request of Stockholders holding a majority of the Registrable Securities then held by the Stockholders to register a specified amount of the Registrable Securities under the Securities Act for resale (the “Demand Notice”), the Company will (i) give written notice of such request to all other Stockholders (which notice shall be given in any event within five (5) Business Days of the date on which the Company received the Demand Notice) and (ii) use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Demand Notice or by any other Stockholders by written notice to the Company given within five (5) Business Days after the date the Company gave such other Stockholders notice of the Demand Notice (collectively, the “Demand Stockholders”) by filing within thirty (30) days after the date the Company gave such other Stockholders notice of the Demand Notice (unless a longer period is agreed to by the Stockholders that made the Demand Notice) a Registration Statement, on an appropriate form which the Company is then eligible to use, to register the resale of such Registrable Securities (the “Demand Registration”).  The Demand Notice will specify the number of Registrable Securities proposed to be offered for sale.  The Demand Stockholders may change the number of Registrable Securities proposed to be offered pursuant to the Demand Registration at any time prior to commencement of the offering so long as such change would not materially adversely affect the timing or success of the offering.  With the written consent of Stockholders holding a majority of the Registrable Securities included in the Demand Registration (such consent not to be unreasonably withheld), the Company may include in the registration effected pursuant this Section 2.01 any securities for its own account or for the account of holders of Equity Interests (other than the Stockholders).  For the avoidance of doubt, the methods of distribution set forth in the Registration Statement or Prospectus shall not include any right to conduct an underwritten offering of Registrable Securities.

(b) Effective Registration.  The Company will use its reasonable best efforts to (i) cause the Registration Statement filed in connection with the Demand Registration to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable after the filing thereof with the SEC and (ii) keep such Registration Statement current and effective for a period of not less than ninety (90) days or such longer period as, based upon the opinion of counsel for the Company, a prospectus is required by law to be delivered in connection with the sale of Registrable Securities by a dealer.  The Company further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions to such registration form, (C) as may be required by the Securities Act or (D) as may be reasonably requested in writing by the Demand Stockholders and reasonably acceptable to the Company.

(c) Limitations.  The Company’s obligations in this Section 2.01 shall be subject to the following limitations:

(i) the Company shall not be required to effect more than three (3) Demand Registrations pursuant to this Agreement; and

(ii) the Company’s requirement to file a Registration Statement pursuant to this Section 2.01 shall be in the form of: (A) if at such time the Company is only eligible to use Form S-1 or any similar long-form Registration Statement, a Demand Registration Statement covering the Registrable Securities in such offering, (B) if the Company has an effective Shelf Registration Statement on file with the SEC that provides for secondary offerings and at such time the Company is qualified to use Form S-3 or any similar short-form registration statement, a Prospectus to cover the offer and sale by the Demand Stockholders from time to time of the Registrable Securities in such offering in accordance with the methods of distribution set forth in the Prospectus, or (C) if at such time the Company is qualified to use Form S-3 or any similar short-form registration statement, a Shelf Registration Statement relating to the offer and sale by the Demand Stockholders from time to time of the Registrable Securities in such offering in accordance with the methods of distribution set forth in the Shelf Registration Statement.

Section 2.02. Piggyback Registration.

(a) If at any time the Company proposes to register any of its Equity Interests (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of Registration Statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each Stockholder (which notice shall be given not less than fifteen (15) days prior to the anticipated filing date), which notice shall offer each Stockholder the opportunity to include any or all of its Registrable Securities in such Registration Statement, subject to the limitations contained in Section 2.02(b) hereof.  If a Stockholder (in such capacity, a “Participating Holder”) desires to have its Registrable Securities included in such Registration Statement, it shall so advise the Company in writing (stating the number of shares desired to be registered) within five (5) Business Days after the date of such notice from the Company.  Each Stockholder shall have the right to withdraw such Stockholder’s request for inclusion of Stockholder’s Registrable Securities in any Registration Statement pursuant to this Section 2.02(a) by giving written notice to the Company of such withdrawal.  Subject to Section 2.02(b) below, the Company shall use commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time and in its sole and absolute discretion withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

(b) If a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities under this Section 2.02 advises the Company that the inclusion of the Registrable Securities requested to be included in the Registration Statement pursuant to Section 2.02(a) will exceed the number of Equity Interests which can be sold without materially and adversely affecting the pricing or the success of such offering (a “Material Adverse Effect”), the Company will be obligated to include in the Registration Statement (after registering all Equity Interests for its own account in the case of a primary offering (the “Company Stock”)), as to each Participating Holder, only a portion of the Registrable Securities such Participating Holder has requested be registered equal to the product of: (i) the ratio which such Participating Holder’s requested number of Registrable Securities bears to the total number of Equity Interests requested to be included in such Registration Statement by all other Persons (including the Participating Holder) who have requested (pursuant to contractual registration rights) that their Equity Interests be included in such Registration Statement; and (ii) the maximum number of Equity Interests (less the amount of Company Stock to be included in such offering) that such lead underwriter advises may be sold in the offering covered by the Registration Statement without a Material Adverse Effect.  If, as a result of the provisions of this Section 2.02(b), the Participating Holder shall not be entitled to include all Registrable Securities in a registration that the Participating Holder has requested to be so included, the Participating Holder may withdraw such its request to include Registrable Securities in such Registration Statement by giving written notice to the Company of such withdrawal.

(c) Underwritten Registration. If the registration referred to in Section 2.02(a) is proposed to be an Underwritten Offering, the Company will so advise the Stockholders as a part of the written notice given pursuant to Section 2.02(a).  In the event of an Underwritten Offering, the right of any Stockholder to registration pursuant to this Section 2.02 and the inclusion of such Stockholder’s Registrable Securities in the underwriting will be conditioned upon such Stockholder’s participation in such underwriting on the terms thereof and each such Stockholder will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no Stockholder shall be required to sell more than the number of Registrable Securities that such Stockholder has requested the Company to include in such registration, (B) if any Stockholder disapproves of the terms of the underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) and (C) no Stockholder shall be required to make any representations or warranties (i) other than those customarily made by selling shareholders in an underwriting agreement or (ii) regarding such Stockholder’s knowledge about the Company.

Section 2.03. Withdrawal of Request for Demand Registration.  Demand Stockholders holding a majority of the Registrable Securities to be offered pursuant to such Demand Registration will be permitted to rescind a request for the Demand Registration; provided that each such rescinding Stockholder shall promptly reimburse the Company for the reasonable out-of-pocket expenses incurred by the Company in connection with such request on a pro rata basis in accordance with the number of Registrable Securities that each such Stockholder originally intended to be offered, and following such reimbursement, such request will not count as a request for the Demand Registration by Stockholders pursuant to Section 2.01.

Section 2.04. Registration Procedures. In connection with the registration of the sale of Registrable Securities pursuant hereto, the Company will as promptly as reasonably practicable:

(a) but no less than five (5) Business Days prior to the initial filing of the Registration Statement, furnish to the relevant Stockholders, prior to the filing of the Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary Prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement, and such other documents in such quantities as such Stockholders may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities, and give such Stockholders and their Representatives a reasonable opportunity to review and comment on the same prior to filing any such documents, it being understood that the Company shall not file the Registration Statement containing any statements with respect to the Stockholders or the “Plan of Distribution” to which the Stockholders shall reasonably object in writing;

(b) cause the Company’s Representatives to supply all information reasonably requested by the relevant Stockholders, or their Representatives in connection with the Registration Statement that is customarily provided by issuers and their Representatives in connection with a Registration Statement;

(c) notify the relevant Stockholders promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the relevant Stockholders reasonably request; provided, however, that the Company shall in no event be required to (w) qualify generally to do business in any jurisdiction where it is not then so qualified, (x) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (y) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (z) consent to general service of process in any jurisdiction where it is not then so subject;

(e) notify the relevant Stockholders at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Company becomes aware that a Prospectus included in the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such Prospectus and Registration Statement so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) advise the relevant Stockholders promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes.  If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order as promptly as practicable and shall promptly notify the Stockholders in writing of any such withdrawal or lifting of such order;

(g) if requested by the relevant Stockholders, promptly include in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Stockholders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(h) except to the extent prohibited by applicable law and subject to entry into a customary confidentiality agreement or arrangement, make available, after reasonable advance notice, for inspection by the relevant Stockholders and any Representative for such Stockholders (collectively, the “Inspectors”), during business hours at the offices where such information is normally kept, any financial and other records and corporate documents of the Company (collectively, the “Records”) as will be reasonably necessary to enable them to conduct reasonable and customary due diligence with respect to the Company and the related Registration Statement and Prospectus and request the Representatives of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector; provided, however, that Records and information obtained hereunder will be used by such Inspectors only for purposes of conducting such due diligence;

(i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve (12) months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(j) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement not later than the effective date of such Registration Statement;

(k) cooperate with relevant Stockholders to facilitate the timely preparation and delivery of certificates, or entry into the book-entry system of the transfer agent of the Registrable Securities, representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent (which Registrable Securities shall have any notations reflecting restrictions on the transfer thereof removed promptly following (A) such sale and (B) receipt by the Company of a “prospectus” letter from the broker and such other information as the Company may reasonably request with respect to such sale), and cause such Registrable Securities to be issued in such denominations and registered in such names as the relevant Stockholders may request in writing in connection with the closing of any sale of Registrable Securities;

(l) furnish to each relevant Stockholder, without charge, as many conformed copies as such Stockholder may reasonably request of the Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Company to underwriters in an Underwritten Offering, with the underwriter(s) of such offering;

(n) use its commercially reasonable efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an Underwritten Offering, addressed to the underwriters and (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an Underwritten Offering, addressed to the underwriters;

(o) use its reasonable best efforts to cause such Registrable Securities to be listed or quoted on the New York Stock Exchange or, if the Common Stock (or other Equity Interests, if applicable) is not then listed on the New York Stock Exchange, then on such other securities exchange or national quotation system on which the Common Stock (or other Equity Interests, if applicable) is then listed or quoted; and

(p) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.

Section 2.05. Conditions to Offering. (a) The obligations of the Company to take the actions contemplated by Section 2.01, Section 2.02, and Section 2.04 with respect to an offering of Registrable Securities will be subject to the relevant Stockholders furnishing to the Company such information regarding such Stockholders, the Registrable Securities or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case to the extent required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws.

(b) The Stockholders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e) or 2.04(f) or a condition described in Section 2.06(a), the Stockholders will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until the Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.04(e) or notice from the Company of the termination of the stop order or Suspension Period.

Section 2.06. Suspension Period.

(a) Notwithstanding anything to the contrary contained in this Agreement, if the filing, initial effectiveness or continued use of the Registration Statement for resales of Registrable Securities pursuant to Section 2.01 or Section 2.02 at any time would (A) in the good faith judgment of the chief executive officer or chief financial officer of the Company, after consultation with counsel for the Company, (i) require the disclosure of material non-public information by the Company, the premature disclosure of which at such time would be materially detrimental to the Company, or (ii) require the disclosure in such Registration Statement of a contemplated bona fide material financing, acquisition, corporate reorganization or other similar material transaction or other material event or circumstance affecting the Company, the premature disclosure of which at such time would be materially detrimental to the

Company or the holders of Equity Interests; or (B) require the inclusion, at that time, in such Registration Statement of financial statements of a business to be acquired, or pro forma financial statements reflecting the acquisition of such business, where the business combination has occurred, or is probable, and such financial statements are not then available to the Company for reasons beyond the Company’s control, the Company shall be entitled, from time to time, by providing prior written notice to the Stockholders, to require the Stockholders to postpone the filing or suspend the use of the Registration Statement for a reasonable period of time not to exceed sixty (60) days in succession (or a longer period of time with the prior written consent of a majority of the Stockholders, which consent shall not be unreasonably withheld) or three (3) times in any one-year period (a “Suspension Period”); provided that the Company shall not register any securities for sale for its own account or that of any other shareholder of the Company during any Suspension Period.  In the event of any such suspension pursuant to this Section 2.06(a), the Company shall furnish to the Stockholders a written notice setting forth the estimated length of the anticipated delay.  The Company will use reasonable best efforts to limit the length of any Suspension Period and shall notify the Stockholders promptly upon the termination of the Suspension Period.  Notice of the commencement of a Suspension Period shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information.  The Company shall respond promptly to reasonable inquiry by a Stockholder as to such facts and circumstances.  Upon notice by the Company to the Stockholders of any determination to commence a Suspension Period, the Stockholders shall keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale, trading or transfer of any Equity Interests pursuant to a Prospectus for the duration of the Suspension Period until (x) the Suspension Period has expired or, if earlier, (y) the Company has provided notice that the Suspension Period has been terminated.

(b) After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, if necessary so that the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

Section 2.07. Registration Expenses. Subject to Section 2.03, all fees and expenses incurred by the Company in effecting any registration pursuant to this Agreement, including all fees and expenses incurred in complying with securities or “blue sky” laws, printing expenses, any registration or filing fees payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of FINRA, fees and disbursements of counsel for the Company, fees and expenses of the Company’s independent registered certified public accounting firm, and reasonable fees, charges and disbursements of counsel to the Stockholders (including any reasonable expenses of counsel to the Stockholders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder) will be borne by the Company; provided, however, that the Stockholders will bear and pay any underwriting discounts, fees and commissions, agent fees and commissions, transfer taxes, and any expenses required by applicable law to be paid by a selling shareholder, in each case with respect to Registrable Securities offered for the Stockholders’ account pursuant to any Registration Statement.

Section 2.08. Rule 144.  The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will use reasonable best efforts to take any such further action as reasonably requested, all to the extent required from time to time to enable the Stockholders to sell Registrable Securities pursuant to Rule 144 without registration under the Securities Act.  Upon the reasonable request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 2.09. Indemnification; Contribution. (a)  In connection with any registration of Registrable Securities pursuant to Section 2.01 or Section 2.02, the Company will indemnify, defend, hold harmless and reimburse each Stockholder, its Affiliates, directors, officers, shareholders, employees, advisors and representatives and each Person who controls such Stockholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any part of any Registration Statement or any Prospectus, including any amendment or supplement thereto, used in connection with the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.  The reimbursements required by this Section 2.09(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement or Prospectus, the Stockholders who sell Registrable Securities pursuant to such Registration Statement or Prospectus will severally but not jointly indemnify, defend and hold harmless the Company, its directors, its officers, its employees and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Stockholders, but only with respect to information arising out of or based upon information furnished by such Stockholder or on such Stockholder’s behalf (in each case, in its capacity as a Stockholder), in either case specifically for use in any Registration Statement or any Prospectus, including any amendment or supplement thereto; provided, however, that such Stockholder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Stockholder has furnished to the Company in writing information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.09(a) or Section 2.09(b), such Person (the “Indemnified Party”) will promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall be entitled to participate therein and, to the extent it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and will pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure or delay to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such Indemnifying Party has been prejudiced by such failure or delay.  In any such claim, action or proceeding, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party fails to assume the defense of the claim, action or proceeding within fifteen (15) Business Days following receipt of notice from the Indemnified Party or (iii) the Indemnified Party and the Indemnifying Party are both actual or potential defendants in, or targets of, any such action and the Indemnified Party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them.  It is understood that the Indemnifying Party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such reasonable fees and expenses will be reimbursed as they are incurred.  In the case of the retention of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties.  The Indemnifying Party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if such claim, action or proceeding is settled with such consent or if there has been a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment.  No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any pending or threatened proceeding in respect of which any Indemnified Party is seeking indemnity hereunder, unless such settlement includes (A) an unconditional release of such Indemnified Party from all liability in connection with such proceeding, (B) no finding or admission of any violation of law or any violation of the rights of any Person by the Indemnified Party or any of its Affiliates can be made as the result of such action and (C) the sole relief (if any) provided is monetary damages that are reimbursed in full by the Indemnifying Party.

(d) If the indemnification provided for in this Section 2.09 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or is insufficient in respect of any Losses referred to in this Section 2.09, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i), but also the relative benefit of the Company, on the one hand, and such Stockholder, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 2.09(c), any reasonable legal or other out-of-pocket fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.09(d).  No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  In no event shall any Stockholder be obligated to provide indemnification or contribution in excess of the net aggregate proceeds received from the sale of Registrable Securities pursuant to the applicable Registration Statement or Prospectus.

Section 2.10. Transfer of Registration Rights. The registration rights of a Stockholder under this Agreement with respect to any Registrable Securities may be transferred or assigned to (i) an Affiliate of such Stockholder; (ii) any Permitted Transferee (as defined in the Warrant) of Wilks Brothers, LLC or (iii) if the Stockholder is an entity, a partner, stockholder or member thereof; provided, however, that (a) such Stockholder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being transferred; (b) such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Stockholder by the provisions of this Agreement; and (c) such transferee is not a direct competitor of the Company.

Article III

MISCELLANEOUS

Section 3.01. Termination.  The provisions in this Agreement shall terminate with respect to each individual Stockholder on the first date when such Stockholder no longer holds any Registrable Securities.

Section 3.02. No Waiver.  Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be deemed a waiver by the Company of any restrictions on the Transfer of any Registrable Securities.

Section 3.03. Recapitalizations, Exchanges Affecting the Registrable Securities.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

Section 3.04. Amendment.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 3.05. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in .PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 3.06. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with and governed by the Laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of any Law other than the Law of the State of New York.

(b) All actions and proceedings arising out of or relating to this Agreement (whether in contract or tort or by statute or otherwise) shall be heard and determined in the Court of Chancery of the State of Delaware located in the City of Wilmington, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the federal courts of the United States of America located in the City of Wilmington in the State of Delaware; and the Company and the Stockholder hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding.  The Company and the Stockholder agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) THE COMPANY AND THE STOCKHOLDER ACKNOWLEDGE AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION

WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT OR TORT OR BY STATUTE OR OTHERWISE) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT:  (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.07. Notices.  All notices and other notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile or e-mail (and confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid (if available; otherwise, by the next best class of service available), to the parties at the following addresses:

If to the Company:

CARBO Ceramics Inc.

575 North Dairy Ashford, Suite 300

Houston, Texas 77079

Attention:   Ernesto Bautista III

Facsimile:   (281) 931-8302

Email:         ernesto.bautista@carboceramics.com

With copies to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:   Christopher Austin

Facsimile:   (212) 225-3999

Email:         caustin@cgsh.com

If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

Section 3.08. Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 3.09. Successors, Assigns and Transferees.  This Agreement and all of the agreements contained herein and the rights, interests or obligations hereunder shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  Except as set forth in Section 2.10 and Section 3.03, none of the parties may assign any of their rights and delegate any of their obligations hereunder without the prior written consent of the other parties.  Any purported assignment in violation of this section shall be null and void.

Section 3.10. Headings.  The Article and Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not limit, extend or otherwise affect the meaning or interpretation of the terms and provisions of this Agreement.

Section 3.11. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.12. No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 3.13. Other Definitional and Interpretive Matters.  Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded.  If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) All references in this Agreement to any “Article,” or “Section are to the corresponding Article or Section of this Agreement.

(e) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(f) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

CARBO Ceramics Inc.

By:	/s/ Ernesto Bautista III
Name:	Ernesto Bautista III
Title:	Vice President and Chief Financial Officer

Wilks Brothers, LLC

By:	/s/ Morgan D. Neff
Name:	Morgan D. Neff
Title:	Senior Portfolio Manager

By:	/s/ Matthew Wilks
Name:	Matthew Wilks
Title:	Portfolio Manager and Vice President of Capital Investments

Address:

17010 IH-20

Cisco, Texas 76437

Attention:    Morgan Neff and Matt Wilks

Facsimile:   (817) 850-3698

Email:         MNeff@wilksbrothers.com

                    mwilks@ie-llc.net

Copy to:

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Attention:    John F. Storz

Facsimile:   (212) 209-4801

Email:         jstorz@brownrudnick.com

[Signature Page to Registration Rights Agreement]